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                                                                     EXHIBIT 2.3

                       MEDIUM TERM PARTICIPATION AGREEMENT

Fog Cap L.P. ("the Bank") hereby offers to ( See attached Schedule 1) ("the Participant") a participation in respect of the Loan (as hereinafter defined) upon the terms and conditions set out overleaf and by its execution hereof the Participant hereby accepts such offer.

/s/  R. Scott Stevenson                     (SEE ATTACHED SIGNATURE PAGE)
------------------------------------        ------------------------------------
for and on behalf of the Bank               for and on behalf of the Participant


Date of signature by the Participant:                March 6, 2002


Address of Participant:                              (SEE ATTACHED SCHEDULE 1)
                                                      ------------------------

Attention:                                           Jordan D. Schnitzer

Telephone:                                           (503) 248-2000

Telex:                                               (503) 248-9140


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1.       INTERPRETATION

1.01 In this Agreement the words and phrases set out below shall have the meanings ascribed to them below.

"ADVANCE" means the Loan or, if the Loan is divided into two or more amounts which are treated separately for the purpose of calculating interest, any such amount.

"BANK'S PARTICIPATION" means: in relation to an Advance, the portion thereof owed to the Bank.

"BORROWER" means the person named as such in the Schedule.

"COMMENCEMENT DATE" means the date specified as such in the Schedule.

"GUARANTEE" means any guarantee described in the Schedule.

"GUARANTOR" means any person named as such in the Schedule.

"LOAN" means the principal amount from time to time outstanding under the Participated Facility.

"LOAN AGREEMENT" means the loan agreement described in the Schedule.

"LOAN DOCUMENTS" means the Loan Agreement, any Guarantee and any document relating thereto.

"PARTICIPANT'S MARGIN" means, in relation to any interest, commission or fee, the percentage rate specified in relation thereto in the Schedule.

"PARTICIPANT'S PERCENTAGE" means, the percentage specified as such in the Schedule.

"PARTICIPATED FACILITY" means either the facility granted to the Borrower under, or the financial arrangements contained in, the Loan Agreement or a sub-division thereof as specified in the Schedule.

1.02 Any reference in this Agreement to:

                  (i) default interest is a reference to interest payable on a sum as the result of payment or repayment thereof not being made on the due date therefor;

                  (ii) interest shall, unless otherwise stated, be construed as including default interest;

                  (iii) the Bank is a reference to the Bank in its capacity as holder of such rights and obligations as have been or may be obtained by the Bank in its capacity as a lender under the Loan Agreement and as the Bank in such capacity may be granted to have obtained under any other Loan Documents and, for the purposes of this Agreement, no account shall be taken of any other rights or obligations under or relating to any Loan Documents which the Bank may from time to time hold;

                  (iv) an affiliate of the Bank is a reference to a subsidiary or holding company, or a subsidiary of a holding company, of the Bank; and

                  (v) another agreement is a reference to that other agreement as the same may have been, or may from time to time be, amended.


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1.03     Clause headings are for ease of references only.

2.       THE PARTICIPATION

2.01 Save as provided in Clause 2.02, the Participant shall pay to the Bank on the Commencement Date the consideration provided in the Loan Option Agreement between the parties in exchange for the Participant's Percentage of, and in the same currency as, the Bank's Participation in each Advance then outstanding under the Participated Facility.

2.02     Intentionally omitted.

2.03     Intentionally omitted.

2.04 Subject to compliance by the Participant with its obligations under this Agreement and to Clause 2.05, the Bank shall promptly pay to the Participant an amount equal to the Participant's Percentage of, and in the same currency as, each amount applied by the Bank in or towards satisfaction of any amount owing to it in respect of:

         (a) the principal of or interest on or relating to any Advance outstanding under the Participated Facility;

         (b) if so specified in the Schedule, any commitment commission or fee on any undrawn portion of the Participated Facility; or

         (c)      any other fee specified in the Schedule.

2.05 In Calculating the amount from time to time payable by either party hereto under this Clause 2, no account shall be taken of:

         (a) any commitment commission or fee payable by the Borrower in respect of the period before the Commencement Date;

         (b) any portion of any Advance which falls due from, or is repaid by, the Borrower on or before the date upon which a payment in respect thereof falls due from the Participant under Clause
                  2.01 or 2.02 or any interest or fee at any time payable in respect of such portion;

         (c) in relation to any Advance in respect of which the Participant is obliged to make a payment pursuant to Clause 2.01. 2.01 or 2.03, any interest payable by the Borrower on the whole or any part of such Advance in respect of the period before the Participant satisfies its obligations in relation thereto under Clause 2.01, 2,02 or as the case may be 2.03.

         (d) any default interest payable on a sum if, had such sum been paid when due, the Participant would not have been entitled to a payment hereunder.

         The Participant acknowledges that the Company and the borrower under the Loan have entered into a letter agreement dated February 12, 2002, pursuant to which the borrower has received the right to purchase the entire interest in the Loan at a price representing 5% principal discount at the time of purchase.


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3.       INTENTIONALLY OMITTED.

4.       PAYMENTS

4.01 Subject to Clauses 4.02 and 4.03, on each date upon which an amount falls due hereunder from either party hereto, that party shall make the same available to the other party , by payment in United States dollars ("dollars") and in same day funds (or in such other funds as may for the time being be customary in New York for the settlement in New York of international banking transactions in dollars) to such account with such bank as the other party shall have specified (in the Schedule or otherwise) for such purpose.

4.02 The Bank may, but need not, apply any sum at any time due from it hereunder in or towards satisfaction of any amount than due from the Participation hereunder and, for this purpose, the Bank may purchase with the sum so due from it such amounts of such other currencies as may be necessary to effect such application.

4.03 Where the obligation of the Bank to make a payment hereunder arises as a result of its having received an amount from another person, it shall not be obliged to make such payment until it has been able to establish that it has actually received such amount, but if it does so and it proves to be the case that it had not received such amount, then the Participant shall, on demand by the Bank, repay the sum paid to it together with an amount sufficient to indemnify the Bank against any cost it may have suffered or incurred in or in connection with the funding of such sum during the period commencing on the making by the Bank to the Participant of such payment and ending on the repayment of the same to the Bank by the Participant.

4.04 If the Bank applies any amount in or towards satisfaction of the Borrower's obligations under the Loan Agreement and the Bank is, as a result of such application or any payment to the Bank giving rise to such application, obliged by law to make any payment to any person, then the Participant shall, upon demand by the Bank, repay to the Bank any amount paid to the Participant as a result of such application.

5.       REPRESENTATIONS

         Each of the Bank and the Participant represents that (i) it has power to enter into, and has duly authorized the execution and delivery of, this Agreement and (ii) its obligations hereunder constitute its legal, valid and binding obligations.

6.       THE BANK AND THE PARTICIPANT

6.01     It is hereby agreed that:

         (a) nothing herein shall operate as an assignment of any of the Bank's rights under or in connection with any Loan Document, or result in the Participant acquiring any rights enforceable against, or the benefit of any obligations owed by, the Borrower or any other person under any Loan Document;

         (b) the Bank is not and shall not be deemed to be acting as the agent or trustee of the Participant in relation to any moneys received by or owed to the Bank under any Loan Document or in connection with the exercise of, or the failure to exercise, any of its rights or powers arising under or in connection with any Loan Document; and

         (c) nothing herein shall oblige the Bank to exercise or refrain from exercising any rights which the Bank may have to apply any assets, deposits or other property or any credit balance on any account with the Bank in or towards satisfaction of any amount owing to the Bank under the Participated Facility.


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6.02     It is further agreed that the Bank is and shall remain entitled to:

         (a) exercise or refrain from exercising any or all of its rights and powers arising under or in connection with any of the Loan Documents; and

         (b) agree to any amendment or waiver of the terms of any of the Loan Documents.

Provided that, in exercising or refraining from exercising such rights and powers or agreeing to any such amendment or waiver, the Bank shall have regard to all relevant circumstances including the commercial interests of the Participant and, subject as provided in Clause 6.03, the Bank shall not, without the prior consent of the Participant, be entitled to agree to any such amendment or waiver which would directly result in:

                  (i) the maturity of any Advance or part thereof being extended or the amount of the Loan being reduced otherwise than by repayment; or

                  (ii) the rate of interest payable on any Advance or part thereof being reduced unless the Bank shall have previously agreed with the Participant that such reduction shall not affect the amount of interest which, but for such reduction, would have been payable to the Participant hereunder.

6.03-6.05         INTENTIONALLY OMITTED.

7.       RESPONSIBILITIES

7.01 The Bank makes no representation or warranty and assumes no responsibility with respect to (a) the due execution, legality, validity, adequacy or enforceability of any Loan Document, (b) the financial condition of the Borrower, any Guarantor or any other person or (c) the performance by the Borrower, any Guarantor or any other person of its obligations under any Loan Document; in particular, but without limitation, if the Borrower, any Guarantor or any other person shall fail to perform any of its obligations under any Loan Document, the Participant shall have no recourse to the Bank in respect of such failure.

7.02 The Participant confirms that (a) it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, affairs, status and nature of the Borrower, any Guarantor and each other party to any Loan Document and (b) it has not relied, and will not hereafter rely, on the Bank or any other person (including, without limitation, any affiliate of the Bank) to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Borrower, any Guarantor or any such other party.

8.       INFORMATION

         To the extent that it is lawfully able so to do and without acting in breach of any obligation owed to any person, the Bank shall provide the Participant with copies of financial and other information sent to it pursuant to any Loan Document and notify the Participant of the contents of any notice received by it under any Loan Document as soon as practicable after its receipt and shall endeavor to keep the Participant informed as to matters arising in relation to the Loan Documents or any of them.

9.       COSTS AND EXPENSES

         If at any time on or after the date hereof the Bank incurs any costs or expenses in connection with any Loan Document and the same are not recovered from the Borrower upon demand, then the Participant shall pay to the Bank upon demand the Participant's Percentage of, and in the same currency as, such costs or expenses or, as the case may be, such portion thereof as is, in the reasonable opinion of the Bank, incurred under it is attributable to the


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Participated Facility Provided that the Bank shall pay to the Participant its proportionate share of any amounts subsequently recovered by the Bank in respect of such costs or expenses.

10.      BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each of the parties hereto and their respective successors and assigns but neither party hereto may assign its rights hereunder without the consent of the other party.

11.      COMMUNICATIONS

         Any notice or other communication to be given or made by either party to the other hereunder shall be given or made by letter or telex to the Participant at its address or telex number set out above or, as the case may be, to the Bank at such address and telex number as it shall specify for this purpose.

12.      CONFIDENTIALITY

         The Participant agrees that it will treat this Agreement and any information supplied by the Bank hereunder or in connection herewith as being strictly confidential and, in particular, but without limitation, will not disclose to the Borrower, any Guarantor or any other party to any Loan Document the existence of this Agreement.

13.      LAW AND JURISDICTION

13.01 This Agreement shall be governed by and construed in accordance with New York law.

13.02 Each of the parties hereto agrees, without prejudice to the right of either party to take any proceedings in relation hereto before any other court of competent jurisdiction, that the courts of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise in relation hereto and, for such purposes, irrevocably submits to the jurisdiction of such courts.

         PARTICIPANT:           HAROLD AND ARLENE SCHNITZER CARE FOUNDATION


                                By: /s/ Thomas E. Eyer
                                   ---------------------------------------------
                                Its:   Director

                                HAROLD AND ARLENE SCHNITZER FOUNDATION


                                By: /s/ Thomas E. Eyer
                                   ---------------------------------------------
                                Its:   Director

                                JORDAN AND MINA SCHNITZER FOUNDATION


                                By: /s/ Thomas R. Nicolai
                                   ---------------------------------------------
                                Its:   Director

                                N. WAREHOUSING, INC. PENSION PLAN AND TRUST


                                By: /s/ Jordan D. Schnitzer
                                   ---------------------------------------------
                                   Jordan D. Schnitzer,  Trustee


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                                    SCHEDULE

A.       LOAN AGREEMENT
1.       Borrower:  French American International School
2.       Facility Amount:  $5,188,637.73
3.       Loan Agreement Date: April 1, 1999
4.       Agent: N/A


B.       GUARANTEE
1.       Guarantor: N/A
2.       Guarantee Date: N/A


C.       PARTICIPATION
1.       Participated Facility:     French American International School Loan
                                    dated April 1, 1999
2.       Participated Amount:       $2,417,905.18
3.       Participant's Percentage:  46.60%
4.       Commencement Date:         January 10, 2002
5.       Advances outstanding under the Participated Facility

DESCRIPTION                NEXT ROLLOVER DATE       APPLICABLE PAYMENT CLAUSE
N/A                        N/A                      N/A


6.       Participant's Margin for Interest:
                  PARTICIPANT'S MARGIN                  PERIOD
                  100%                                  Each Period


7.       Fees to which the Participation Agreement applies:
         FEE               RELEVANT CLAUSE          PARTICIPANT'S MARGIN (%)
         N/A               N/A                               N/A

D.       ACCOUNTS
1.       Bank's Account(s)  N/A
2.       Participant's Account(s)  N/A


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